IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Pledge Agreement as of the date set forth above.

PLEDGOR:

FREEDOM FINANCIAL GROUP, INC., a Delaware corporation

By: /s/ Jerry Fenstermaker
Jerry Fenstermaker
President

SECURED PARTY

REMARK LENDING GO, a division of REMARK CAPITAL GROUP, LLC, a Delaware limited liability company

By: /s/ Jeffrey W. Kramer
Jeffrey W. Kramer
Chief Executive Officer

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of the 31st day of January, 2008, is made by Freedom Financial Group, Inc., a Delaware corporation (the "Pledgor"), with and to ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company ("Pledgee").

RECITALS:

A. Pledgor is the owner of a 100% member interest (the "Pledged Interest") in Freedom Financial Auto Receivables, LLC, a Delaware limited liability company (the "Borrower"), which is governed by a Limited Liability Company Agreement dated as of January 31, 2008 (the "LLC Agreement").

B. Pursuant to that certain Revolving Loan and Security Agreement dated as of January 31, 2008 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among the Borrower, Pledgor, Archon Group, L.P., a Delaware limited partnership (the "Administrator"), and the Pledgee, the Pledgee has agreed to make advances to the Borrower from time to time (each, an "Advance") upon the terms and subject to the conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

C. To secure the Obligations under the Transaction Documents, Pledgor is required, among other things, to pledge, and by this Agreement does pledge, among other things, all of its right, title and interest in, to and under the Collateral (as defined below).

AGREEMENT:

NOW, THEREFORE, in order to induce Pledgee to make the Advances and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Pledgor hereby represents, warrants, covenants, agrees, assigns, and grants as follows:

Section 1. Creation of Security Interest.

In order to secure the Obligations, Pledgor hereby conveys, assigns, transfers and delivers and grants to Pledgee a first and prior continuing security interest in all of the Pledgor's right, title and interest, whether now owned or hereafter acquired, in and to all of the property listed in clauses (a) and (b) below, and all revenues, monies, profits, income, proceeds, accounts, general intangibles, chattel papers, documents and instruments now due and owing and hereafter to become due and owing to Pledgor, or to which Pledgor is or may be entitled, pursuant to the terms and provisions of or in connection with any and all of the following (collectively, the "Collateral"):

(a) the Pledged Interest and all distributions arising from the Pledged Interest, payable thereon or distributable in respect thereof, whether in cash, property, stock or otherwise and whether now or hereafter declared, paid or made, and the right to receive and receipt therefor; and

(b) all proceeds, products, additions, substitutions, exchanges and accessions of and to any and all of the property described in subclause (a) above (including, without limitation, proceeds which constitute property of the types described in subclause (a) above and, to the extent not otherwise included, any and all payments (in any form whatsoever) made or to be made or due and payable to the Pledgor from time to time in connection with said property, including, without limitation, under insurance (whether or not the Pledgee is the loss payee thereof), under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of said property, other amounts from time to time paid or to be paid under or in connection with any of said property and shall include, in any event, all proceeds within the meaning of the Uniform Commercial Code ("UCC") in effect in any applicable jurisdiction.

Section 2. Indebtedness; Rights of Pledgee.

(a) This Pledge Agreement is entered into by Pledgor for the purposes of securing (i) the reimbursement when due of all amounts which might be advanced by Pledgee to satisfy amounts required to be paid by Pledgor under this Pledge Agreement; and (ii) the payment and performance when due of amounts owing by Pledgor under the Guaranty in respect of Borrower's obligations under the Transaction Documents evidencing, governing, or securing the Advances (the obligations described in clauses (i) and (ii) above hereinafter called the "Indebtedness") or any other instrument at any time executed in connection with or as security for the payment of any part of the Indebtedness or any amount secured hereby, or to pay any taxes, insurance premiums, liens, claims and charges as provided herein against any or all of the Collateral or any properties covered by any instrument executed or to be executed by Borrower or Pledgor to secure any part of the Indebtedness or any amount secured hereby, together with interest thereon to the extent provided, and all reasonable out-of-pocket costs, charges, commissions, reasonable attorneys' fees and expenses owing and to be owing in connection with any of the Indebtedness or any amount secured hereby and those owing and to be owing in connection with the operation, maintenance or foreclosure of any or all of the Collateral or other properties.

(b) Each Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with full power in the place and stead of Pledgor and in the name of Pledgor, Pledgee or otherwise, from time to time in Pledgee's sole discretion, to take any action and to execute any instrument which Pledgee may deem advisable or necessary to accomplish the purposes of this Pledge Agreement, including, without limitation, (i) following the occurrence of an Event of Default which is continuing, to ask, demand, sue for, collect, recover or receive any money or property of any kind payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no duty or obligation to do so, it being understood that the Pledgee shall not have any responsibility for taking any steps necessary to preserve rights against any parties with respect to any Collateral, (ii) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of or release any of the Collateral or release any Other Liable Party (as hereinafter defined) without thereby incurring any responsibility to, or discharging or otherwise affecting any liability of Pledgor, (iii) to obtain and adjust insurance required to be paid to Pledgee pursuant to the Transaction Documents, (iv) to receive, endorse, by facsimile signature or otherwise, and collect any drafts or other instruments or documents in connection

with clause (i), (ii), or (iii) above, (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral, and (vi) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as provided herein and subject to applicable law, as fully and effectually as if Pledgee were the absolute owner thereof. Pledgee shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

(c) All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. The Pledgee shall have the right, at any time in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7 hereof.

Section 3. Representations and Warranties. Pledgor hereby represents and warrants to Pledgee that:

(a) The Pledgor is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

(b) This Pledge Agreement has been duly executed and delivered by Pledgor and creates in favor of Pledgee a valid and enforceable security interest in the Collateral securing the Indebtedness.

(c) No financing statement or other instrument of hypothecation covering any of the Collateral or its proceeds is on file in any public office (except for any financing statement or instrument in favor of Pledgee).

(d) Pledgor is the true and lawful, legal and beneficial owners of all of the Collateral. The Pledged Interest constitutes one hundred percent (100%) of the limited liability company member interests in the Company. There are no outstanding options, warrants or similar rights held by any person or entity to purchase or acquire rights with respect to any limited liability company member interests in the Company.

(e) Pledgor owns the Collateral free and clear of any lien, security interest, claim, or encumbrance of any nature in or on any of the Collateral, other than those encumbrances held by, or granted in favor of, the Pledgee.

(f) The Pledged Interest has been fully authorized and validly issued in accordance with the LLC Agreement and is fully paid and non-assessable.

(g) This Pledge Agreement will not violate any contract, law, agreement, regulation, judgment, injunction, order, decree or writ to which Pledgor is subject, or result in the

creation or imposition of or obligation to grant a lien upon any assets of Pledgor (other than the liens granted herein).

(h) The execution, delivery and performance of this Pledge Agreement by Pledgor does not require the consent or approval of any other person, including without limitation, any holder of any interest in the Company not heretofore or contemporaneously herewith obtained.

(i) This Pledge Agreement constitutes the valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be affected by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and the application of equitable principles if equitable remedies are sought.

(j) There are no actions, suits, proceedings, claims or disputes pending, at law, in equity, in arbitration or before any governmental authority, against Pledgor or its affiliates or any of their respective properties (or to their best knowledge, threatened or contemplated by any governmental authority against Pledgor or its affiliates or any of its properties) which:

(i) purport to affect or pertain to this Pledge Agreement or the Transaction Documents, or any of the transactions contemplated hereby or thereby; or

(ii) is reasonably likely to have a material adverse affect upon (A) the consummation of the transactions contemplated by the Transaction Documents, (B) the legality, validity or enforceability of this Pledge Agreement or the Advances, or (C) the business, operations, assets or financial or other condition of Pledgor. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery and performance of this Pledge Agreement or any other document or instrument related to the Advances to which Pledgor is a party.

(k) No consent, approval, authorization or other order of any person or entity and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (ii) for the exercise by Pledgee of the rights provided to Pledgee in this Pledge Agreement or the remedies in respect of the Collateral accorded to Pledgee pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

Section 4. Affirmative Covenants. Pledgor covenants and agrees as follows:

(a) Pledgor shall pay or satisfy, or cause to be paid or satisfied, the Indebtedness as, when and if called for under the this Pledge Agreement and the Transaction Documents and on or before the due dates thereof.

(b) Pledgor shall pay, or cause to be paid, to Pledgee on demand all reasonable out-of-pocket expenses and expenditures, including reasonable attorneys' fees and legal expenses incurred or paid by Pledgee, in exercising or protecting Pledgee's interests, remedies and rights under this Pledge Agreement and the other Transaction Documents, plus interest thereon at the Default Funding Rate, but in no event to exceed the maximum rate of nonusurious interest permitted by applicable law.

(c) Pledgor shall pay, or cause to be paid, prior to delinquency all taxes, charges and assessments against the Collateral unless such taxes, charges, and assessments are being contested in good faith by appropriate proceedings diligently pursued. Upon the failure of Pledgor to pay, or cause to be paid, any such tax, charge or assessment, Pledgee, at its option, may pay such tax, charge or assessment. Such amounts paid by Pledgee, all other amounts paid by Pledgee for the maintenance or preservation of any of the Collateral, and interest on all such amounts at the Default Funding Rate shall be paid to Pledgee by Pledgor upon demand.

(d) Pledgor shall pay any and all costs necessary to perfect the security interest granted under this Pledge Agreement and to protect Pledgee against the claims and interests of third persons.

(e) Pledgor shall keep and maintain or cause to be kept and maintained, such books and records with respect to the Collateral as Pledgee may from time to time reasonably request, and such books and records shall be maintained in sufficient detail to insure that such books and records are not misleading and in such form and containing such information as Pledgee may reasonably request.

(f) At any and all reasonable times and upon the request of Pledgee, Pledgor shall permit Pledgee or any agents or representatives designated by Pledgee to examine such books that are referred to in paragraph 4(e) herein above.

(g) Pledgor shall, at Pledgor's expense, execute and deliver such security agreements, financing statements and other documents (including amendments to such agreements, financing statements or other documents) that may be requested by Pledgee from time to time in order to create, perfect and preserve the security interest created herein.

(h) Pledgor shall do all such additional and further acts, things, and deeds including, without limitation, giving of assurances and execution of instruments, as may be reasonably requested by Pledgee to perfect Pledgee's security interest under this Pledge Agreement and to assure Pledgee of its rights and remedies hereunder. Pledgor hereby authorizes Pledgee, on its behalf and appoints Pledgee its irrevocable attorney-in-fact during the period of time of this Pledge Agreement is in effect or any Indebtedness is outstanding, to execute and deliver security agreements and other documents necessary to carry out the interests and purposes hereof without such Pledgor's signature, all at Pledgor's expense.

(i) Pledgor will promptly, and in any event within thirty (30) days thereafter, notify Pledgee of any change of its address or principal place of business.

(j) Pledgor will execute and deliver to the Pledgee all assignments, endorsements, powers and other documents requested at any time and from time to time by the Pledgee with respect to the Collateral and the rights and powers granted to Pledgee hereunder.

Section 5. Negative Covenants. Pledgor covenants and agrees as follows:

(a) Pledgor shall not sell, assign, transfer, lease, redeem or otherwise dispose of the Collateral whether nor owned or hereafter acquired or any part thereof without the prior written consent of Pledgee.

(b) Pledgor shall not create, incur, assume or permit to exist any mortgage, pledge, security interest, lien or encumbrance in or on the Collateral or grant any option with respect to the Collateral except for the security interest created by this Pledge Agreement.

(c) Pledgor shall not enter into any contract or agreement covering all or any portion of the Collateral without the prior written consent of Pledgee.

(d) Pledgor agrees that it will (i) cause the Company not to issue any limited liability company member interests or other securities, whether in substitution for the Pledged Interest or otherwise, except to Pledgor and (ii) pledge to Pledgee hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such limited liability company member interests or other securities of the Company.

Section 6. Events of Default. The term "Event of Default," as used in this Pledge Agreement, shall mean the occurrence or happening at any time and from time to time, of an Event of Default under the Loan Agreement.

Section 7. Voting Rights; Distributions; Etc.

(a) So long as no Default or Event of Default shall have occurred and be continuing and the Pledgee has not delivered the notice specified in Section 7(b):

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the other Transaction Documents; provided, however, that (A) Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives it notice that, in Pledgee's reasonable judgment, such action would have a material adverse effect on the value of any Collateral and (B) Pledgor will give Pledgee at least five (5) days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

(ii) Pledgor shall be entitled to receive and retain any and all distributions and interest paid in respect of the Collateral, provided, however, that any and all (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) distributions and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or

paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be forthwith delivered to the Pledgee to be applied against Indebtedness (or, if other than cash, to hold as Collateral) and shall, if received by Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Pledgee to be applied against Indebtedness (or, if other than cash, to be held as Collateral) in the same form as so received (with any necessary endorsement), in each case without liability on the part of the Pledgee except to account for property actually received by it and except for its gross negligence or willful misconduct.

(iii) The Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default, at the option of the Pledgee exercised in a writing sent to Pledgor:

(i) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and the Pledgee shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of Pledgor to receive the distributions and interest which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall cease, and the Pledgee shall thereupon have the sole right to receive such distributions and interest to be applied against Indebtedness.

(iii) All distributions and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Pledgee in the same form as so received (with any necessary endorsement) to be applied against Indebtedness.

Section 8. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Pledgee may proceed to enforce payment of the full amount of the Indebtedness and exercise any and all of the rights and remedies provided by the Uniform Commercial Code as enacted in the State of New York, as well as all other rights and remedies possessed by the Pledgee with respect to the amount of Collateral required to satisfy the Indebtedness. All rights and remedies of the Pledgee shall be cumulative and may be exercised successively or concurrently and without impairment of the Pledgee's interest in the Collateral. If the Pledgee disposes of the Collateral (or any part thereof) following an Event of Default, the proceeds of such disposition available to satisfy the Indebtedness after deducting all costs and expenses of such disposition shall be applied by the Pledgee to the Indebtedness in such order and in such manner as the Pledgee shall reasonably determine. In lieu of the sale or sales of the Collateral, Pledgor hereby authorizes and empowers the Pledgee to transfer or cause to be transferred the

Collateral on the books of the Borrower to the Pledgee or its nominee, and to retain the Collateral in satisfaction of the Indebtedness.

Section 9. Release of Pledged Interest. Pledgee shall release its security interest in the Pledged Interest to the order of Pledgor upon the date Pledgor has fully paid and performed all obligations under the Transaction Documents.

Section 10. Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

If to Pledgee:

ReMark Lending Co.
c/o ReMark Capital Group, LLC
60 Columbus Circle, 20th Floor
New York, New York 10023
Attention: Jeffrey Kramer
Facsimile No.: (212) 801-3762

with a copy to:

Archon Group, L.P.
6011 Connection Drive
Irving, Texas 75039
Attention: Loan Servicing
Facsimile No.: (972) 368-3499

If to Pledgor:

Freedom Financial Group, Inc.
3058 East Elm Street
Springfield, Missouri 65082
Attention: Jerry Fenstermaker
Facsimile No.: (417) 841-1200

A party receiving a notice which does not comply with the technical requirements for notice under this Section 10 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 10.

Section 11. Miscellaneous.

(a) Pledgee may remedy any default without waiving the default remedies and may waive any default without waiving any prior or subsequent default.

(b) The remedies of Pledgee are cumulative, and an exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any other remedy of Pledgee. Pledgor agrees that in performing any act under this Pledge Agreement or under the Indebtedness, time shall be of the essence and that Pledgee's acceptance of partial or delinquent payments or performances, or failure of Pledgee to exercise any right or remedy, shall not be a waiver of any obligation of Pledgor or right of Pledgee or constitute a waiver of any other similar default subsequently occurring. No course of dealing between Pledgor and Pledgee shall operate as a waiver of any right of Pledgee. No modification or waiver of any provision of this Pledge Agreement or any other Transaction Document nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(c) PLEDGEE MAY ENFORCE ITS RIGHTS HEREUNDER WITHOUT PRIOR RESORT TO JUDICIAL HEARING, AND PLEDGOR EXPRESSLY WAIVES, RENOUNCES, AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE PLEDGEE TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NONJUDICIAL REMEDY, PLEDGOR REPRESENTS THAT SUCH A REMEDY IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARM'S LENGTH. NOTHING HEREIN IS INTENDED TO PREVENT PLEDGEE OR PLEDGOR FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

(d) This Pledge Agreement shall not be construed as relieving Pledgor from full liability on the Indebtedness secured hereby and for any deficiency thereon. If any provision of this Pledge Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, upon notice from Pledgee, Pledgor and Pledgee shall promptly meet and negotiate substitute provisions for those rendered illegal or unenforceable, but all other remaining provisions shall remain in full force and effect.

(e) Except as expressly provided for in this Pledge Agreement, Pledgee shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any of the Collateral or the Indebtedness. Pledgee shall not be liable for failure to collect or realize upon any or all of the Indebtedness or the Collateral, or for any delay in so doing, nor shall Pledgee be under any duty to take any action whatsoever with regard thereto. Pledgee shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Pledgee's rights in or to any of, the Collateral.

(f) Pledgor hereby waives (i) any right to require Pledgee to proceed against any person, exhaust any of the Collateral, or have any other person or entity liable for the Indebtedness ("Other Liable Party") joined with Pledgor in any suit arising out of the Indebtedness or this Pledge Agreement, or pursue any other remedy in Pledgee's power; (ii) any and all notice of acceptance of this Pledge Agreement or the creation, modification, rearrangement, renewal or extension for any period of any of the Indebtedness from time to time; and (iii) any defense arising by reason of any disability or other defense of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Other

Liable Party. All dealings between Pledgor and Pledgee, whether or not resulting in the creation of the Indebtedness, shall conclusively be presumed to have been had or consummated in reliance upon this Pledge Agreement.

(g) This Pledge Agreement shall be binding upon, and enforceable against, Pledgor and its successors and assigns. This Pledge Agreement shall inure to the benefit of, and shall be enforceable by, Pledgee and its successors and assigns.

(h) Intentionally deleted.

(i) This is a continuing agreement, and all rights, powers and remedies of Pledgee hereunder shall continue to exist until all the Indebtedness has been paid or performed in full. This Pledge Agreement shall continue irrespective of the fact that Pledgor or any Other Liable Party may be involved in bankruptcy proceedings or in any other event or proceeding affecting Pledgor or any Other Liable Party.

(j) The rights, powers and remedies of Pledgee hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and furthermore, regardless of whether the UCC is in effect in the jurisdiction where such rights, powers and remedies are asserted, Pledgee shall have the rights, powers and remedies of a "secured party" under the UCC in effect in any applicable jurisdiction. No forbearance, failure or delay by Pledgee in exercising any right, power or remedy shall be deemed a waiver thereof or preclude any other exercise thereof. No single or partial exercise of any right, power or remedy by Pledgee shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(k) This Pledge Agreement is made in and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity, enforcement and performance. This Pledge Agreement may not be amended (nor may any of its terms be waived) except in a writing duly signed by Pledgee.

(l) Except as the context may otherwise require, any term used herein that is defined in Article 9 of the UCC shall have the meaning therein given.

(m) All actions or proceedings with respect to this Pledge Agreement, the Guaranty or the other documents to which Pledgor is a party, may be instituted in the courts of the State of New York, a United States District Court of New York, or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this paragraph, as Pledgee may elect, and, by execution and delivery of this Pledge Agreement, Pledgor irrevocably and unconditionally submits to the non-exclusive jurisdiction (both subject matter and personal) of each such court for the purposes of this transaction only, and for the purposes of this transaction only, irrevocably and unconditionally waives (i) any objection Pledgor may now or hereafter have to the laying of venue in any of such courts in New York, and (ii) any claim that any action or proceeding brought in any of such courts in New York has been brought in an inconvenient forum. Pledgor agrees that so long as Pledgor shall be obligated to Pledgee under this Pledge Agreement or the Guaranty, Pledgor shall maintain a duly appointed agent satisfactory to Pledgee for the service of process in the State of New York and shall keep Pledgee advised in writing of the identity and location of such agent. The failure of such agent to give notice to Pledgor of any such service

shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

(n) All representations and warranties contained in this Pledge Agreement or made in writing by or on behalf of Pledgor in connection herewith shall survive the execution and delivery of this Pledge Agreement.

(o) All rights to marshaling of Pledgor's assets, including any such right with respect to the Collateral, are hereby waived by Pledgor.

(p) Neither Pledgee nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith.

(q) This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

(r) This Pledge Agreement, together with the Guaranty, the Loan Agreement and all other related loan documents, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.

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